EXHIBIT 23






                         Consent of Independent Auditors



         We consent to the incorporation by reference in the Post-Effective Amendment No. 3 to Registration Statement (No. 33-16238) on Form S-8 relating to Long Island Lighting Company's Employee Stock Purchase Plan, Post-Effective Amendment No. 1 to Registration Statement (No. 2-87427) on Form S-3 relating to Long Island Lighting Company's Automatic Dividend Reinvestment Plan and in the related Prospectus, Registration Statement (No. 2-88578) on Form S-3 relating to the issuance of Common Stock and in the related Prospectus and Registration Statement (No. 33-52963) on Form S-3 relating to the issuance of General and Refunding Bonds, Debentures, Preferred Stock or Common Stock and in the related Prospectus, of our report dated February 7, 1996, with respect to the financial statements and schedule of Long Island Lighting Company included in this Annual Report on Form 10-K for the year ended December 31, 1995.





                                                ERNST & YOUNG LLP



Melville, New York
February 20, 1996